Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (No. 333-180752) on Form S-3 of United Community Banks, Inc. of our report dated March 1, 2013, relating to our audit of the consolidated financial statements included in the Annual Report on Form 10-K of United Community Banks, Inc. for the year ended December 31, 2012. We also consent to the reference to our Firm under the caption “Experts” in this Registration Statement.

/s/ Porter Keadle Moore, LLC

Atlanta, Georgia

June 25, 2014